UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

Kura Oncology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53058	61-1547851
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11119 N. Torrey Pines Road, Suite 125

La Jolla, CA 92037

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 500-8800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 6, 2015, prior to the previously disclosed merger transaction among Zeta Acquisition Corp. III, Kura Operations, Inc. and Kura Oncology, Inc., or the Merger, stockholders holding 80% of our issued and outstanding shares of common stock executed a written consent in lieu of a meeting of the stockholders, pursuant to which the following actions were approved:

(1)	the assumption of the Kura Oncology, Inc. 2014 Equity Incentive Plan and concurrent amendment and restatement thereof, effective upon the date that is 20 days after the mailing of a definitive Schedule 14C information statement to our pre-Merger stockholders;

(2)	the Kura Oncology, Inc. 2015 Employee Stock Purchase Plan, effective upon the date that is 20 days after the mailing of a definitive Schedule 14C information statement to our pre-Merger stockholders;

(3)	the amendment and restatement of our certificate of incorporation, effective upon the date that is 20 days after the mailing of a definitive Schedule 14C information statement to our pre-Merger stockholders;

(4)	the amendment and restatement of our bylaws;

(5)	forms of indemnification agreements for directors and officers; and

(6)	immediately following the Merger, the merger of our newly organized wholly-owned subsidiary named “Kura Oncology, Inc.” with and into us, leaving us as the surviving corporation, pursuant to which we relinquished our corporate name “Zeta Acquisition Corp. III” and assumed in its place the name “Kura Oncology, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2015	KURA ONCOLOGY, INC.

	By:	/s/ Troy Wilson, Ph.D., J.D.
Troy Wilson, Ph.D., J.D.
President and Chief Executive Officer